UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 15, 2007

THE BRINK’S COMPANY

(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court

P. O. Box 18100

Richmond, VA 23226-8100

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 16, 2007, the Board of Directors amended Article XVIII of the Bylaws of The Brink’s Company (the “Company”) in order to delete provisions relating to the Company’s Shareholder Rights Agreement (the “Rights Agreement”), which expired by its terms on September 25, 2007. A copy of the Bylaws is attached hereto as Exhibit 3(ii).

On November 20, 2007, the Company amended its Amended and Restated Articles of Incorporation (the “Articles”) with the Virginia State Corporation Commission in order to delete provisions relating to the Rights Agreement. A copy of the Articles is attached hereto as Exhibit 3(i).

Item 8.01	Other Events.

On November 15, 2007, the Company adopted stock ownership guidelines for its executive officers. The guidelines call for the chief executive officer to hold Company stock with a value equal to five times salary, and for the other executive officers to hold Company stock with a value equal to three times salary, within five years from the date of election as an executive officer. Shares of Company stock owned outright, deferred stock-based units and shares of vested and unvested restricted stock (but not unexercised stock options) are all eligible to be included for purposes of the guidelines.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3(i)	Amended and Restated Articles of Incorporation of The Brink’s Company, effective November 20, 2007.

3(ii)	Bylaws of The Brink’s Company, as amended and restated through November 16, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY
(Registrant)

Date: November 20, 2007	By:	/s/ Austin F. Reed
Austin F. Reed
Vice President and Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
3(i)	Amended and Restated Articles of Incorporation of The Brink’s Company, effective November 20, 2007.

3(ii)	Bylaws of The Brink’s Company, as amended and restated through November 16, 2007.